UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 17, 2018

(Date of earliest event reported)

COHBAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55334	26-1299952
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1455 Adams Drive, Suite 2050

Menlo Park, CA 94025

(Address of principal executive offices and zip code)

(650) 446-7888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

COHBAR, INC.

FORM 8-K

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 17, 2018, CohBar, Inc. (the “Company”) received written notice from the NASDAQ Stock Market (“NASDAQ”) stating that the Company is not in compliance with the audit committee requirements for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Listing Rule 5605 (the “Audit Committee Requirements”), following the resignation of Philippe Calais from the Company’s Audit Committee on December 6, 2018, as previously reported in the Company’s Current Report on Form 8-K filed on December 10, 2018. Dr. Calais’ resignation left the Company’s Audit Committee with only two independent members. The notice has no immediate effect on the listing of the Company’s common stock, and its common stock will continue to trade on the NASDAQ Capital Market under the symbol “CWBR” at this time. In accordance with NASDAQ Listing Rule 5605(c)(4), the Company has a cure period to regain compliance with the Audit Committee Requirements ending on the later of (i) the earlier of the date of its next annual meeting of stockholders or December 9, 2019; or (ii) if the next annual stockholders meeting is held before June 5, 2019, then June 5, 2019.

The Company is currently searching for and evaluating candidates for appointment as an independent director to its Board of Directors and Audit Committee prior to the expiration of the cure period. If the Company does not regain compliance with the Audit Committee Requirements by the expiration of the cure period, NASDAQ will provide written notification to the Company that its securities will be subject to delisting.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHBAR, INC.
(Registrant)

December 18, 2018	By:	/s/ Jeffrey F. Biunno
(Date)		Jeffrey F. Biunno
Chief Financial Officer

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